Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bionik Laboratories Corp. (the "Company") on Form 10-Q for the quarterly period ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Russo Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 11, 2021	/s/ Richard Russo Jr.
Richard Russo Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)